UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

KINGSWAY FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada	001-15204	Not Applicable
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 848-1171

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This current report on Form 8-K/A is being filed as an amendment to the current report on Form 8-K filed by Kingsway Financial Services Inc. (the “Company”) with the Securities and Exchange Commission on December 14, 2018 (the “Original Form 8-K”). The Original Form 8-K incorrectly reported the final voting results of the Company’s Special Meeting of Shareholders held on December 14, 2018 (the “Annual Meeting”). The sole purpose of this amendment is to correct the Company’s voting results regarding the proposal (the “Proposal”) to change the Company’s jurisdiction of incorporation from Ontario to Delaware through the adoption of a certificate of corporate domestication and a new certificate of incorporation under the Delaware General Corporation Law. No other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, the Company’s shareholders voted on and approved the Proposal to change the Company’s jurisdiction of incorporation from Ontario to Delaware through the adoption of a certificate of corporate domestication and a new certificate of incorporation under the Delaware General Corporation Law.

The voting results for the Proposal are as follows:

For	Against	Abstain	Broker Non-Votes
13,450,896	12,572	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

Date December 14, 2018	By:	/s/ William A. Hickey, Jr.
Name: William A. Hickey, Jr.
Title: Executive Vice President and Chief Financial Officer

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